[LOGO] Z

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:
------------------------
Zweig Funds Shareholder Services
   (800) 272-2700
Patricia Baronowski
The Altman Group
   (212) 400-2604

      THE ZWEIG TOTAL RETURN FUND, INC. DISCLOSES SOURCES OF DISTRIBUTION
                             - SECTION 19A NOTICE

NEW YORK, February 9, 2010 - The Board of Directors of The Zweig Total Return Fund, Inc. (NYSE: ZTR) declared a distribution of $0.034 per share to shareholders of record on February 11, 2010, payable February 24, 2010. The Fund has a Managed Distribution Plan to pay 10 percent of the Fund's net asset value ("NAV") on an annualized basis. The Board believes that regular, fixed cash payouts will enhance shareholder value and serve the long-term interests of shareholders.

The following is a required Section 19A notice:

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's Managed Distribution Plan.

This notice discloses information on the sources of the distribution as required by SEC Rule 19(a) of the Investment Company Act of 1940 and the Fund's SEC Exemptive Order under Section 19(b) as follows:

DISTRIBUTION ESTIMATES                        FEBRUARY 2010 (MTD)   YEAR-TO-DATE (YTD) /(1)/
----------------------                       ---------------------  -----------------------
                                                        Percentage              Percentage
                                             Per Share  of Current  Per Share   of Current
(Sources)                                     Amount   Distribution  Amount    Distribution
---------                                    --------- ------------ ---------  ------------
Net Investment Income.......................  $0.003        9.7%     $0.003         9.7%
Net Realized Short-Term Capital Gains.......      --        0.0%         --         0.0%
Net Realized Long-Term Capital Gains........      --        0.0%         --         0.0%
Return of Capital (or other Capital Source).   0.031       90.3%      0.031        90.3%
                                              ------      -----      ------       -----
TOTAL DISTRIBUTION                            $0.034      100.0%     $0.034       100.0%

--------
(1) YTD February 1, 2010 to January 10, 2011. (The distribution paid on January 11, 2010 was reportable for tax on Form 1099 in 2009)

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Information regarding the Fund's performance and distribution rates is set forth below. Please note that all performance figures are based on the Fund's NAV and not the market price of the Fund's shares. Performance figures are not meant to represent individual shareholder performance.

Average Annual Total Return on NAV for the 5-year period ended January 29, 2010 /(2)/.  4.36%
Current Fiscal YTD Annualized Distribution Rate /(3)/................................. 10.12%

YTD Cumulative Total Return on NAV /(4)/.............................................. (1.58%)
YTD Cumulative Distribution Rate /(5)/................................................  0.84%

--------
(2) Average Annual Total Return on NAV is the annual compound return for the five year period. It reflects the change in the Fund's NAV and reinvestment of all distributions.
(3) Current Fiscal YTD Annualized Distribution Rate is the Cumulative Distribution Rate annualized as a percentage of the Fund's NAV as of January 29, 2010.
(4) YTD Cumulative Total Return on NAV is the percentage change in the Fund's NAV from January 1, 2010 to January 29, 2010, including distributions paid and assuming reinvestment of those distributions.
(5) YTD Cumulative Distribution Rate is the dollar value of distributions from January 1, 2010 to January 29, 2010 as a percentage of the Fund's NAV as of January 29, 2010.

   The Zweig Total Return Fund, Inc. is a closed-end fund with an investment objective to seek the highest total return, consisting of capital appreciation and current income, consistent with the preservation of capital. The Zweig closed-end funds are advised by Zweig Advisers LLC. For more information on the Fund, please contact Shareholder Services at 800.272.2700 or visit us on the web at www.virtus.com.
       --------------

ZTR Cusip: 989837109
2/10

[LOGO] Z

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:
------------------------
Zweig Funds Shareholder Services
   (800) 272-2700
Patricia Baronowski
The Altman Group
   (212) 400-2604

      THE ZWEIG TOTAL RETURN FUND, INC. DISCLOSES SOURCES OF DISTRIBUTION
                             - SECTION 19A NOTICE

NEW YORK, March 9, 2010 - The Board of Directors of The Zweig Total Return Fund, Inc. (NYSE: ZTR) declared a distribution of $0.034 per share to shareholders of record on March 11, 2010, payable March 24, 2010. The Fund has a Managed Distribution Plan to pay 10 percent of the Fund's net asset value ("NAV") on an annualized basis. The Board believes that regular, fixed cash payouts will enhance shareholder value and serve the long-term interests of shareholders.

The following is a required Section 19A notice:

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's Managed Distribution Plan.

This notice discloses information on the sources of the distribution as required by SEC Rule 19(a) of the Investment Company Act of 1940 and the Fund's SEC Exemptive Order under Section 19(b) as follows:

DISTRIBUTION ESTIMATES                          MARCH 2010 (MTD)    YEAR-TO-DATE (YTD) /(1)/
----------------------                       ---------------------  -----------------------
                                                        Percentage              Percentage
                                             Per Share  of Current  Per Share   of Current
(Sources)                                     Amount   Distribution  Amount    Distribution
---------                                    --------- ------------ ---------  ------------
Net Investment Income.......................  $0.003        9.3%     $0.006         9.5%
Net Realized Short-Term Capital Gains.......   0.010       28.8%      0.010        14.4%
Net Realized Long-Term Capital Gains........      --        0.0%         --         0.0%
Return of Capital (or other Capital Source).   0.021       61.9%      0.052        76.1%
                                              ------      -----      ------       -----
TOTAL DISTRIBUTION                            $0.034      100.0%     $0.068       100.0%

--------
(1)YTD February 1, 2010 to January 10, 2011. (The distribution paid on January 11, 2010 was reportable for tax on Form 1099 in 2009)

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Information regarding the Fund's performance and distribution rates is set forth below. Please note that all performance figures are based on the Fund's NAV and not the market price of the Fund's shares. Performance figures are not meant to represent individual shareholder performance.

Average Annual Total Return on NAV for the 5-year period ended February 26, 2010 /(2)/.  4.51%
Current Fiscal YTD Annualized Distribution Rate /(3)/.................................. 10.07%

YTD Cumulative Total Return on NAV /(4)/............................................... (0.21%)
YTD Cumulative Distribution Rate /(5)/.................................................  1.68%

--------
(2) Average Annual Total Return on NAV is the annual compound return for the five year period. It reflects the change in the Fund's NAV and reinvestment of all distributions.
(3) Current Fiscal YTD Annualized Distribution Rate is the Cumulative Distribution Rate annualized as a percentage of the Fund's NAV as of February 26, 2010.
(4) YTD Cumulative Total Return on NAV is the percentage change in the Fund's NAV from January 1, 2010 to February 26, 2010, including distributions paid and assuming reinvestment of those distributions.
(5) YTD Cumulative Distribution Rate is the dollar value of distributions from January 1, 2010 to February 26, 2010 as a percentage of the Fund's NAV as of February 26, 2010.

   The Zweig Total Return Fund, Inc. is a closed-end fund with an investment objective to seek the highest total return, consisting of capital appreciation and current income, consistent with the preservation of capital. The Zweig closed-end funds are advised by Zweig Advisers LLC. For more information on the Fund, please contact Shareholder Services at 800.272.2700 or visit us on the web at www.virtus.com.
       --------------
ZTR Cusip: 989837109
3/10

[LOGO] Z

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:
------------------------
Zweig Funds Shareholder Services
   (800) 272-2700
Patricia Baronowski
The Altman Group
   (212) 400-2604

      THE ZWEIG TOTAL RETURN FUND, INC. DISCLOSES SOURCES OF DISTRIBUTION
                             - SECTION 19A NOTICE

NEW YORK, April 6, 2010 - The Board of Directors of The Zweig Total Return Fund, Inc. (NYSE: ZTR) declared a distribution of $0.034 per share to shareholders of record on April 12, 2010, payable April 26, 2010. The Fund has a Managed Distribution Plan to pay 10 percent of the Fund's net asset value ("NAV") on an annualized basis. The Board believes that regular, fixed cash payouts will enhance shareholder value and serve the long-term interests of shareholders.

The following is a required Section 19A notice:

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's Managed Distribution Plan.

This notice discloses information on the sources of the distribution as required by SEC Rule 19(a) of the Investment Company Act of 1940 and the Fund's SEC Exemptive Order under Section 19(b) as follows:

DISTRIBUTION ESTIMATES                          APRIL 2010 (MTD)    YEAR-TO-DATE (YTD) /(1)/
----------------------                       ---------------------  -----------------------
                                                        Percentage              Percentage
                                             Per Share  of Current  Per Share   of Current
(Sources)                                     Amount   Distribution  Amount    Distribution
---------                                    --------- ------------ ---------  ------------
Net Investment Income.......................  $0.006       17.2%     $0.012        12.1%
Net Realized Short-Term Capital Gains.......   0.011       31.8%      0.021        20.2%
Net Realized Long-Term Capital Gains........      --        0.0%         --         0.0%
Return of Capital (or other Capital Source).   0.017       51.0%      0.069        67.7%
                                              ------      -----      ------       -----
TOTAL DISTRIBUTION                            $0.034      100.0%     $0.102       100.0%

--------
(1) YTD February 1, 2010 to January 10, 2011. (The distribution paid on January 11, 2010 was reportable for tax on Form 1099 in 2009)

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Information regarding the Fund's performance and distribution rates is set forth below. Please note that all performance figures are based on the Fund's NAV and not the market price of the Fund's shares. Performance figures are not meant to represent individual shareholder performance.

Average Annual Total Return on NAV for the 5-year period ended March 31, 2010 /(2)/. 4.94%
Current Fiscal YTD Annualized Distribution Rate /(3)/............................... 9.98%

YTD Cumulative Total Return on NAV /(4)/............................................ 1.65%
YTD Cumulative Distribution Rate /(5)/.............................................. 2.49%

--------
(2) Average Annual Total Return on NAV is the annual compound return for the five year period. It reflects the change in the Fund's NAV and reinvestment of all distributions.
(3) Current Fiscal YTD Annualized Distribution Rate is the Cumulative Distribution Rate annualized as a percentage of the Fund's NAV as of March 31, 2010.
(4) YTD Cumulative Total Return on NAV is the percentage change in the Fund's NAV from January 1, 2010 to March 31, 2010, including distributions paid and assuming reinvestment of those distributions.
(5) YTD Cumulative Distribution Rate is the dollar value of distributions from January 1, 2010 to March 31, 2010 as a percentage of the Fund's NAV as of March 31, 2010.

   The Zweig Total Return Fund, Inc. is a closed-end fund with an investment objective to seek the highest total return, consisting of capital appreciation and current income, consistent with the preservation of capital. The Zweig closed-end funds are advised by Zweig Advisers LLC. For more information on the Fund, please contact Shareholder Services at 800.272.2700 or visit us on the web at www.virtus.com.
       --------------

ZTR Cusip: 989837109
4/10

[LOGO] Z

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:
------------------------

Zweig Funds Shareholder Services
   (800) 272-2700
Patricia Baronowski
The Altman Group
   (212) 400-2604

      THE ZWEIG TOTAL RETURN FUND, INC. DISCLOSES SOURCES OF DISTRIBUTION
                             - SECTION 19A NOTICE

NEW YORK, May 11, 2010 - The Board of Directors of The Zweig Total Return Fund, Inc. (NYSE: ZTR) declared a distribution of $0.034 per share to shareholders of record on May 13, 2010, payable May 26, 2010. The Fund has a Managed Distribution Plan to pay 10 percent of the Fund's net asset value ("NAV") on an annualized basis. The Board believes that regular, fixed cash payouts will enhance shareholder value and serve the long-term interests of shareholders.

The following is a required Section 19A notice:

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's Managed Distribution Plan.

This notice discloses information on the sources of the distribution as required by SEC Rule 19(a) of the Investment Company Act of 1940 and the Fund's SEC Exemptive Order under Section 19(b) as follows:

DISTRIBUTION ESTIMATES                           MAY 2010 (MTD)     YEAR-TO-DATE (YTD) /(1)/
----------------------                       ---------------------  -----------------------
                                                        Percentage              Percentage
                                             Per Share  of Current  Per Share   of Current
(Sources)                                     Amount   Distribution  Amount    Distribution
---------                                    --------- ------------ ---------  ------------
Net Investment Income.......................  $0.003       10.1%     $0.016        11.6%
Net Realized Short-Term Capital Gains.......   0.018       52.1%      0.038        28.2%
Net Realized Long-Term Capital Gains........      --        0.0%         --         0.0%
Return of Capital (or other Capital Source).   0.013       37.8%      0.082        60.2%
                                              ------      -----      ------       -----
TOTAL DISTRIBUTION                            $0.034      100.0%     $0.136       100.0%

--------
(1) YTD February 1, 2010 to January 10, 2011. (The distribution paid on January 11, 2010 was reportable for tax on Form 1099 in 2009)

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Information regarding the Fund's performance and distribution rates is set forth below. Please note that all performance figures are based on the Fund's NAV and not the market price of the Fund's shares. Performance figures are not meant to represent individual shareholder performance.

Average Annual Total Return on NAV for the 5-year period ended April 30, 2010 /(2)/.  4.83%
Current Fiscal YTD Annualized Distribution Rate /(3)/............................... 10.10%

YTD Cumulative Total Return on NAV /(4)/............................................  1.27%
YTD Cumulative Distribution Rate /(5)/..............................................  3.37%

--------
(2) Average Annual Total Return on NAV is the annual compound return for the five year period. It reflects the change in the Fund's NAV and reinvestment of all distributions.
(3) Current Fiscal YTD Annualized Distribution Rate is the Cumulative Distribution Rate annualized as a percentage of the Fund's NAV as of April 30, 2010.
(4) YTD Cumulative Total Return on NAV is the percentage change in the Fund's NAV from January 1, 2010 to April 30, 2010, including distributions paid and assuming reinvestment of those distributions.
(5) YTD Cumulative Distribution Rate is the dollar value of distributions from January 1, 2010 to April 30, 2010 as a percentage of the Fund's NAV as of April 30, 2010.

   The Zweig Total Return Fund, Inc. is a closed-end fund with an investment objective to seek the highest total return, consisting of capital appreciation and current income, consistent with the preservation of capital. The Zweig closed-end funds are advised by Zweig Advisers LLC. For more information on the Fund, please contact Shareholder Services at 800.272.2700 or visit us on the web at www.virtus.com.
       --------------

ZTR Cusip: 989837109
05/10

[LOGO] Z

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:
------------------------

Zweig Funds Shareholder Services
   (800) 272-2700
Patricia Baronowski
The Altman Group
   (212) 400-2604

      THE ZWEIG TOTAL RETURN FUND, INC. DISCLOSES SOURCES OF DISTRIBUTION
                             - SECTION 19A NOTICE

NEW YORK, June 9, 2010 - The Board of Directors of The Zweig Total Return Fund, Inc. (NYSE: ZTR) declared a distribution of $0.032 per share to shareholders of record on June 11, 2010, payable June 18, 2010. The Fund has a Managed Distribution Plan to pay 10 percent of the Fund's net asset value ("NAV") on an annualized basis. The Board believes that regular, fixed cash payouts will enhance shareholder value and serve the long-term interests of shareholders.

The following is a required Section 19A notice:

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's Managed Distribution Plan.

This notice discloses information on the sources of the distribution as required by SEC Rule 19(a) of the Investment Company Act of 1940 and the Fund's SEC Exemptive Order under Section 19(b) as follows:

DISTRIBUTION ESTIMATES                          JUNE 2010 (MTD)     YEAR-TO-DATE (YTD) /(1)/
----------------------                       ---------------------  -----------------------
                                                        Percentage              Percentage
                                             Per Share  of Current  Per Share   of Current
(Sources)                                     Amount   Distribution  Amount    Distribution
---------                                    --------- ------------ ---------  ------------
Net Investment Income.......................  $0.009       28.5%     $0.025        14.8%
Net Realized Short-Term Capital Gains.......   0.002        6.4%      0.040        24.0%
Net Realized Long-Term Capital Gains........      --        0.0%         --         0.0%
Return of Capital (or other Capital Source).   0.021       65.1%      0.103        61.2%
                                              ------      -----      ------       -----
TOTAL DISTRIBUTION                            $0.032      100.0%     $0.168       100.0%

--------
(1) YTD February 1, 2010 to January 10, 2011. (The distribution paid on January 11, 2010 was reportable for tax on Form 1099 in 2009)

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Information regarding the Fund's performance and distribution rates is set forth below. Please note that all performance figures are based on the Fund's NAV and not the market price of the Fund's shares. Performance figures are not meant to represent individual shareholder performance.

Average Annual Total Return on NAV for the 5-year period ended May 28, 2010 /(2)/.  3.92%
Current Fiscal YTD Annualized Distribution Rate /(3)/............................. 10.52%

YTD Cumulative Total Return on NAV /(4)/.......................................... -1.85%
YTD Cumulative Distribution Rate /(5)/............................................  4.38%

--------
(2) Average Annual Total Return on NAV is the annual compound return for the five year period. It reflects the change in the Fund's NAV and reinvestment of all distributions.
(3) Current Fiscal YTD Annualized Distribution Rate is the Cumulative Distribution Rate annualized as a percentage of the Fund's NAV as of May 28, 2010.
(4) YTD Cumulative Total Return on NAV is the percentage change in the Fund's NAV from January 1, 2010 to May 28, 2010, including distributions paid and assuming reinvestment of those distributions.
(5) YTD Cumulative Distribution Rate is the dollar value of distributions from January 1, 2010 to May 28, 2010 as a percentage of the Fund's NAV as of May 28, 2010.

   The Zweig Total Return Fund, Inc. is a closed-end fund with an investment objective to seek the highest total return, consisting of capital appreciation and current income, consistent with the preservation of capital. The Zweig closed-end funds are advised by Zweig Advisers LLC. For more information on the Fund, please contact Shareholder Services at 800.272.2700 or visit us on the web at www.virtus.com.
       --------------

ZTR Cusip: 989837109
6/10